UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Triple-S Management Corporation

(Name of Registrant as Specified In Its Charter)

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Attached hereto is an English translation of a letter to shareholders of Triple-S Management Corporation (“TSM”) from Wilmer Rodríguez-Silva, M.D., Chairman of the Board of Directors of TSM and owner of 45,000 shares of TSM as of the date of this letter, in connection with the special meeting of shareholders expected to be held on June 24, 2007.
Please read the proxy statement because it contains important information. The proxy statement was filed by TSM with the Securities and Exchange Commission on May 24, 2007 and may be obtained free of charge from the Securities and Exchange Commission’s website at www.sec.gov. If necessary, TSM shareholders may obtain a written copy of the proxy statement by contacting TSM Investor Relations at 1-787-749-4014.
Attachment:
(1)	Letter to Shareholders of TSM from Wilmer Rodríguez-Silva, M.D., Chairman of the Board of Directors of TSM.

June 15, 2007
Dear Shareholder:
     Recently, Triple-S Management Corporation sent its shareholders a general information package with documents that must be completed by each shareholder that decides to participate as a selling shareholder in our proposed initial public offering (the “IPO”). As you know, a shareholder that decides to participate as a selling shareholder in our IPO must correctly complete the documents included in the general information package. Those shareholders that do not correctly complete the documents and return them to the company on or prior to June 24, 2007 will not be able to participate as selling shareholders in the IPO.
     In an effort to facilitate your participation as a selling shareholder in our IPO, Triple-S Management Corporation has asked those brokerage firms participating in the IPO, that is to say Popular Securities, Inc., Santander Securities Corporation and UBS Financial Services Incorporated of Puerto Rico, to be available at our Special Meeting of Shareholders to be held on June 24, 2007, at 9:00 a.m. at the Ponce de León Rooms A, B, and C of the Condado Plaza Hotel, 999 Ashford Avenue in San Juan, Puerto Rico. At the Special Meeting, the brokerage firms will be available to help our shareholders complete the documentation required to participate in the IPO as a selling shareholder.
     If you have any questions regarding this letter or the IPO process, please contact Karen López Freytes, Esq. at (787) 749-4116.

Sincerely,
/s/ Wilmer Rodríguez-Silva, M.D.
Wilmer Rodríguez-Silva, M.D.
Chairman of the Board of Directors